Pricing Supplement No. 5                   Dated 05/20/02      Rule 424(b)(3)
(To Prospectus dated September 15, 1998 and                File No. 333-63049
Prospectus Supplement dated August 3, 1999)             CUSIP No. 78355H HY 8


$300,000,000

RYDER SYSTEM, INC.


Medium-Term Notes, Series 16
(Registered Notes-Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:        $50,000,000

Issue Price:             100%

Issue Date:              05/23/02

Maturity Date:           05/15/07

Interest Rate:           6.12%

Daycount:                30/360

Interest Payment Dates:  Semi-annually on May 15 and November 15 of each year, commencing November 15, 2002, and at Maturity.

Record Dates:            April 30 and October 31.

Form:    [X] Book Entry             [ ] Certificated

Redemption:   [X] The Notes cannot be redeemed prior to maturity.

              [ ] The Notes may be redeemed prior to maturity.

     Terms of Redemption:     -

Repayment at option of holder:     [X] The holder has no option to elect
                                       repayment of the Notes prior to
                                       maturity.

                                   [ ] The Notes are repayable prior to
                                       maturity at the option of holder.

     Terms of Repayment:      -

Discount note:      [ ]  Yes       [X]  No

     Total Amount of OID:          -

     Yield to Maturity:            -

     Initial Accrual Period OID:   -

Name of Agent and Agent's Discount or Commission:

     J.P. Morgan Securities Inc.  $250,000.00